RESTATEMENT

                                     of the

                                     BY-LAWS

                                       of

                    SELIGMAN MUTUAL BENEFIT PORTFOLIOS, INC.

                    SELIGMAN MUTUAL BENEFIT PORTFOLIOS, INC.

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS
                                  ------------

         SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation in the City of Baltimore or at such other place within the United States as may from time to time be designated by the and stated in the notice of such meeting.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held during the 31-day period commencing April 15 of each year on such day and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of shareholders shall not be required to be held in any year in which none of the following is required to be acted on by shareholders pursuant to the Investment Company Act of 1940: election of directors; approval of the investment advisory agreement; ratification of the selection of independent public accountants; or approval of a distribution agreement.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Directors or a majority of the Executive Committee, and shall be called by the Secretary upon receipt of the written request of the holders of shares entitled to not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting, and the matters proposed to be acted on thereat. The Secretary shall inform such shareholders of the reasonably estimated costs of preparing and mailing such notice of meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting, as required in this Article and by law, to all shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of shareholders held during the preceding twelve months.

         SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. Not less than ten days nor more than ninety days before the date of any shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at or to notice of such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

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         No notice of the time,  place or purpose of any meeting of shareholders need be given to any shareholder who attends in person or by proxy or to any shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

         SECTION 5. QUORUM; ADJOURNMENT; MAJORITY VOTE. The presence in person or by proxy of the holders of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by law or in the Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business day may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of shareholders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law or the Articles of Incorporation for action upon any given matter, shall not prevent action of such meeting upon any other matter of matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters.

         SECTION 6. VOTING AND INSPECTORS. All elections shall be had and all questions decided by a majority of the votes cast, without regard to Class, at a duly constituted meeting, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws and except that with respect to a question as to which the holders of Shares of any Class or Classes are entitled or required to vote as a Separate Class or a Combined Class, as the case may be, such question shall be decided as to such Separate Class or such Combined Class, as the case may be, by a majority (except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws) of the votes cast by Shares of such Separate Class or such Combined Class, as the case may be.

         With respect to all Shares having voting rights (a) a shareholder may vote the Shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, provided that no proxy shall be valid after eleven months

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from its date unless  otherwise  provided in the proxy and (b) in all  elections for directors every shareholder shall have the right to vote, in person or by proxy, the Shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

         At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

         SECTION 7. CONDUCT OF SHAREHOLDERS' MEETINGS. Each meeting of shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President or a Vice-President of the Corporation designated by the Chairman of the Board to act as chairman of the meeting, or if none of the forgoing is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, an Assistant Secretary, or if neither is present, a secretary to be named at the meeting, shall act as secretary of the meeting.

         At every meeting of the shareholders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of votes, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

         SECTION 8. ACTION WITHOUT MEETINGS. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary not withstanding, any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if the following are filed with the records of the shareholders' meetings: (1) a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and (2) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE II

                                    DIRECTORS
                                    ---------

         SECTION 1. NUMBER; TERM. The business and affairs of the Corporation shall be managed under the direction of not less than two (2) and not more than twenty (20) directors, as may from time to time be fixed by vote of a majority of the entire Board of Directors, the initial number of such directors to be two
(2); provided that the tenure of office of a director shall not be affected by any change in the number of directors so made by the Board.

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         At any annual meeting of shareholders of the  shareholders  shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify, subject to the right of removal granted by law. Directors need not be shareholders.

         SECTION 2. VACANCIES. Subject to Section 5 of this Article II, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies.

         SECTION 3. MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified or filed in the respective notices or waivers of notice thereof.

         Regular meetings of the Board shall be held at such time as the Board may from time to time determine. No notice need be given of regular meetings of the Board.

         Special meetings of the Board may be held at any time upon call of the Chairman of the Board, the Secretary or two or more of the directors, by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, such special meeting. A written waiver of notice, signed by the director entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting, shall be deemed equivalent to the giving of notice to such director.

         At all meetings of the Board, one third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business. If there be less than a quorum present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time.

         The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-Laws.

         SECTION 4. AUDIT COMMITTEE. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members an Audit Committee composed of two or more directors, who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation, as the Board may from time to time determine. The Audit Committee, if so appointed, shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Corporation's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and the independent public accounts the compliance of transactions of the


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Corporation with J. & W. Seligman & Co. Incorporated or any other manager of the affairs of the Corporation and with any affiliate of such firm or manager with the financial terms of applicable agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to the independent public accountants and responsible officers of the Corporation for consultation on audit, accounting and related financial matters.

         SECTION 5. DIRECTOR NOMINATING COMMITTEE. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members a Director Nominating Committee composed of two or more directors. The Director Nominating Committee, if so appointed, shall recommend to the Board a slate of persons to be nominated for election as directors by the shareholders at any annual meeting of shareholders and a person to be elected to fill any vacancy occurring for any reason in the Board.

         SECTION 6. PORTFOLIO TRANSACTIONS COMMITTEE. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members a Portfolio Transactions Committee composed of two or more directors who are not "interested persons" of the Corporation as the Board may from time to time determine. The Portfolio Transactions Committee, if so appointed, shall maintain familiarity with, report to the Board concerning, and make such recommendations to the Board as it may deem appropriate with respect to, the procedures and practices followed in the handling of orders to buy and sell portfolio securities for the Corporation and the commissions or other compensation paid in respect of portfolio transactions.

         SECTION 7. EXECUTIVE COMMITTEE. The Board of Directors may appoint from its members an Executive Committee composed of two or more directors, as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive committee, if so appointed, shall have the power of the Board to (a) determine the value of securities and assets owned by the Corporation, (b) elect or appoint officers of the Corporation to serve until the next meeting of the Board and (c) take such action as may be necessary to manage the portfolio security loan business of the Corporation.

         All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

         SECTION 8. OTHER COMMITTEES. The Board of Directors may appoint from among its members other committees composed of two or more of its directors which shall have such powers as may be delegated or authorized by the resolution appointing them.

         SECTION 9. COMMITTEE PROCEDURES. The Board of Directors may at any time change the members of any committee, fill vacancies or discharge any committee.

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         In the  absence of any member of any  committee,  the member or members thereof present at any meeting, whether or not they constitute a quorum, may appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an "interested person" of the Corporation.

         Each committee may fix its own rules of procedure and may meet as and when provided by those rules.

         Two or more members of any committee shall constitute a quorum unless the Board shall otherwise provide.

         Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

         SECTION 10. TELEPHONE MEETINGS. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

         SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 12. COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

                                   ARTICLE III

                                    OFFICERS
                                    --------

         SECTION 1. OFFICERS. The executive officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, who shall be the chief executive officer of the Corporation, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the directors. The Board may also appoint such other officers, employees and agents as it may deem appropriate. Any two or more offices, except those of President and Vice-President, may be held by the same person but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

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         SECTION  2.  TERM.  Officers  shall  serve  for one  year  until  their successors are elected and shall qualify, but any officer may be removed (except as a director) by action of a majority of the entire Board of Directors whenever, in the judgment of the Board, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 3. AUTHORITY AND DUTIES. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by resolution of the Board of Directors.

         Without limiting the generality of the foregoing and subject to the provisions of the Articles of Incorporation of the Corporation and to the order of the Board of Directors, the Treasurer shall be the chief financial and accounting officer of the Corporation and as such shall receive, or cause to be received, and give, or cause to be given, receipts for all funds and securities paid or delivered to, or for the account of the Corporation; shall cause such funds and securities to be deposited for the account of the Corporation with such custodians as may be designated by the Board of Directors; shall pay or cause to be paid out of the funds of the Corporation all just debts of the Corporation upon their maturity; shall maintain, or cause to be maintained, accurate records of all receipts, disbursements, assets, liabilities and transaction of the Corporation; shall see that adequate audits thereof are regularly made; and shall, when required by the Board of Directors, render accurate statements of the condition of the Corporation.

         SECTION 4. COMPENSATION OF OFFICERS. The Board of Directors may determine what, if any, compensation shall be paid to officers of the Corporation.

                                   ARTICLE IV

                                 INDEMNIFICATION
                                 ---------------

         The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements, penalties and expenses to the fullest extent authorized, and in the manner permitted by applicable federal and state law, as set forth in the Articles of Incorporation of the Corporation.

                                    ARTICLE V

                                  Capital Stock
                                  -------------

         SECTION 1. CERTIFICATES OF STOCK. Shareholders shall not be entitled to receive certificates evidencing their share ownership in any class or classes, unless the Directors shall by resolution otherwise determine. At the time of issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by
Section 2-211 of the Maryland Corporations and Associations Law.

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

         SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Directors or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Corporation or its agents may reasonably require.

         SECTION 3. RECORD DATES; CLOSING OF TRANSFER BOOKS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders of any Class entitled to notice of, or to vote at, any meeting of shareholders of any Class or shareholders entitled to receive payment of any dividend or the allotment of any rights to that Class or in order to make a determination of shareholders of any Class for any other proper purpose. Such date in any case shall be not more than ninety days, and in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         SECTION 4. STOCK LEDGER. An original or duplicate stock ledger containing the names and addresses of all shareholders and the number of Shares of each Class held by each shareholder, shall be kept by the Secretary at the office of the Corporation in the City of New York, or in Kansas City, Missouri, or at such other office or agency of the Corporation in The City of New York and Kansas City, as the Board of Directors may from time to time by resolution determine.

                                   ARTICLE VI

                               CHECKS, NOTES, ETC.
                               -------------------

         All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VII

                                BOOKS AND RECORDS
                                -----------------

         The books of the Corporation other than the original or duplicate stock ledger may be kept at such place or places in or out of the State of Maryland as the Board of Directors may from time to time determine.

                                  ARTICLE VIII

                                      SEAL
                                      ----

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         The Board of Directors shall provide a suitable corporate Seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE IX

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall begin on the first day of January and shall end on the last day of December in each year, subject, however, to change from time to time by the Board of Directors.

                                    ARTICLE X

                                    CUSTODIAN
                                    ---------

         All securities and funds of the Corporation shall be held by one or more custodians each of which shall be a bank or trust company having not less than $2,500,000 aggregate capital, surplus and undivided profits, as shown by its last published report, provided profits, as shown by its last published report, provided any such custodian can be found ready and willing to act.

         The terms of custody of such securities and funds shall include provisions to the effect that the custodian shall deliver securities owned by the Corporation only (a) upon sales of such securities for the account of the Corporation and receipt by the custodian of payment therefore, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (d) upon conversion of such securities pursuant to their terms into other securities, (e) upon exercise of subscription, purchase or other similar rights represented by such securities,
(f) for the purpose of exchanging interim receipt or temporary securities for definitive securities, (g) for the purpose of redeeming in kind Shares of the Corporation, (h) for loans of securities by the Corporation, or (i) for other proper corporate purposes.

         Such terms of custody shall also include provisions to the effect that the custodian shall deliver funds of the Corporation only (a) upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the custodian, (b) for the repurchase or redemption of Shares of the Corporation, (c) for the payment of dividends, taxes, management or supervisory fees or operating expenses, (d) for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation, (e) for payments in connection with the return of securities loaned by the Corporation or the reduction of cash collateral, or (f) for other proper corporate purposes.

         Upon the resignation or inability of any such custodian to serve, the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the funds and securities of the Corporation held by the custodian to be delivered to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the shareholders of the Corporation, before permitting delivery of such funds and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian;

provided, however, that noting herein contained shall prevent the termination of any agreement between the Corporation and any such custodian with respect to any Class of the Corporation's Shares (and with respect to the assets and liabilities belonging to such Class) by the affirmative vote of the holders of a majority of the outstanding Shares of such Class or Classes (voting as a single class) entitled to vote.

         Such terms of custody shall further provide that, pending appointment of a successor custodian or a vote of the shareholders of the affected Class or Classes to function without a custodian, a custodian shall not deliver funds and other property of the Corporation to the Corporation, but may deliver them to a bank or trust company of its own selection having not less than $2,500,000 aggregate capital, surplus, and undivided profits, as shown by its last published report, as custodian for the Corporation to be held under terms similar to those under which such funds and other property were held by the retiring custodian.

         Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may authorize or direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the custodian or duly authorized sub-custodian.

         The Corporation may also have such transfer agents and registrars of its Shares as the Board of Directors shall from time to time determine. The Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities, and compensation of any such custodian, transfer agent, or registrar, subject, however, to the foregoing provisions of this Article.

         As used herein, the term "receipt by the custodian of payment" shall include the receipt of (a) a certified or official bank check, (b) an advice that funds have been or will be credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or (c) a bank wire from a correspondent bank of the custodian. As used herein, the term "delivery of such securities to the custodian" shall include the receipt of (a) securities in bearer form or in proper form for transfer, or (b) an advice that securities have been credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or at the Federal Reserve Bank of New York.

         The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.


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



                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

         The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation.

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